UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 21, 2024

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 419-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 per share par value	IP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2024, Ilene S. Gordon, a member of the Board of Directors (the “Board”) of International Paper Company (the “Company”), informed the Company she would resign effective May 21, 2024. Ms. Gordon’s resignation is not due to any disagreement with the Company on any matter relating to its operations, policies, or practices. The Board thanks Ms. Gordon for her service and contributions to the Company during her tenure.

On May 21, 2024, the Board, upon the recommendation of the Company’s Governance Committee, elected Jamie A. Beggs, 47, and Scott A. Tozier, 58, to serve as independent directors to the Board effective immediately. Ms. Beggs’ and Mr. Tozier’s terms as independent directors will expire at the annual meeting of the Company’s shareowners in May 2025. With the election of Ms. Beggs and Mr. Tozier, the Board now consists of 11 members, nine of whom are independent.

The Board appointed Ms. Beggs and Mr. Tozier each to the Audit and Finance and Public Policy and Environment committees, effective immediately.

Under the Company’s Restricted Stock and Deferred Compensation Plan for Non-Employee Directors, Ms. Beggs and Mr. Tozier are eligible for an annual grant of Company stock. The compensation of Ms. Beggs and Mr. Tozier will be consistent with that provided to all the Company’s non-employee directors as disclosed in the Elements of our Director Compensation Program section of our proxy statement filed with the U.S. Securities and Exchange Commission on April 2, 2024.

The Board has determined that Ms. Beggs and Mr. Tozier are independent, meet the applicable independence requirements of the New York Stock Exchange and the Board’s more rigorous standards for determining director independence. The selection of Ms. Beggs and Mr. Tozier was not pursuant to an agreement or understanding between Ms. Beggs and Mr. Tozier and any other person. Furthermore, there are no related party transactions between the Company and Ms. Beggs or Mr. Tozier that would require disclosure under Item 404(a) of Regulation S-K.

On May 23, 2024, the Company issued a press release announcing the departure of Ms. Gordon and the appointment of Ms. Beggs and Mr. Tozier as directors of the Company. A copy of the release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued on May 23, 2024

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date: May 23, 2024	By:	/s/ Joseph R. Saab
	Name:	Joseph R. Saab
	Title:	Senior Vice President, General Counsel and Corporate Secretary

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